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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Pharmacia & Upjohn, Inc. of our report dated February 10, 1999 relating to the financial statements, which appears in Pharmacia & Upjohn, Inc.'s Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Independent Accountants".

                                        /s/ PricewaterhouseCoopers LLP

                                        PricewaterhouseCoopers LLP

Chicago, Illinois
August 2, 1999